1Q09 Credit Supplement April 22, 2009

Credit quality highlights Allowance for credit losses of $22.8 billion Allowance for credit losses of 2.71% of total loans, 2.91% of non-impaired loans Allowance 217% of nonaccrual loans Provision expense of $4.6 billion included for: $3.3 billion of charge-offs, plus $1.3 billion reserve build Nonperforming loans of 1.25% of total loans Lowest ratio among large bank peers Up 46 bps in quarter 90+ days past due of 0.67% 90 DPD of non-impaired loan portfolio of 0.72% A nonaccretable difference is established in purchase accounting for life-of-loan losses on SOP 03-3 loans, and accordingly, no charge-offs are reported on such loans. SOP 03-3 loans are not reported as nonaccrual (unless they deteriorate post-acquisition) since these loans have already been written down. The Wachovia merger closed on December 31, 2008, and as a result, its fourth quarter 2008 financial results are not reflected in Wells Fargo 4Q08 financial results. However, Wachovia's period-end balance sheet information was included in Wells Fargo's 12/31/08, consolidated balance sheet information including period-end loans, nonaccruals and past due information. Accordingly, the 4Q08 net charge-off performance included in the following does not reflect Wachovia results unless otherwise noted and is provided only for comparative purposes. Throughout this document impaired loans are defined as SOP 03-3 impaired loans.

Loan portfolio risk reduction Certain loan portfolios are being run-off and risk is being significantly reduced Reductions include portfolios where origination activity has ceased, or non-relationship balances are being reduced, as well as the effects of SOP 03-3 and net charge-offs (1) Net of SOP 03-3 credit write-downs or nonaccretable difference. (2) Wachovia 2Q08 loans are pre-acquisition and, accordingly, are not included in Wells Fargo reported results for that period and are before the effect of purchase accounting associated with the Wells Fargo merger.

Pick-a-Pay mortgage portfolio Originally reported data. Excludes SOP 03-3 impaired loans of $39.7 billion. For details on the impaired portfolio please see page 35 of the press release. Charge-offs include losses on home equity balances in the Pick-a-Pay portfolio; loan balances for the junior lien portfolio are included in the home equity balances on slide 5. (4) Current LTV ratio is based on collateral values and is updated quarterly by an independent vendor using February 2009 data for 1Q09 and November 2008 for 4Q08, where available. Pick-a-Pay non-impaired portfolio Portfolio performing as expected Total Pick-a-Pay loan portfolio Completed 12,300 loan solutions in 1Q09 8,500 expected to close in April Very positive early performance from loan modification process with better than expected (i.e. very low) customer redefaults

Wells Fargo Financial debt consolidation mortgage portfolio Debt consolidation loans are real-estate secured loans originated through Wells Fargo Financial's U.S. retail stores designed to help homeowners repay other sources of debt Better than industry credit quality (1) Retail originated Full documentation and income verification No interest-only, option ARMs or negative amortizing loans Net charge-off ratio of 2.25% well below industry averages for sub-prime mortgage portfolios (1) Non-prime industry comparisons.

Home equity portfolio (1) Core Portfolio Total outstandings up modestly High quality new originations with weighted average CLTV of 58%, 771 FICO, and 31% total debt service ratio 1Q09 loss rates benefited from purchase accounting write-downs on Wachovia portfolio at year-end Higher delinquencies reflected continued deterioration in home prices and higher unemployment Liquidating Portfolio Outstandings down 4% reflecting portfolio run-off; portfolio down 17% since year- end 2007 Loss rates up 100 bps and 2+ payments past due up 117 bps QoQ on declining home values in geographies with higher loan concentrations and high unemployment (1) Excludes SOP 03-3 impaired loans. Includes $1.9 billion in equity line of credit balances that are junior to Pick-a-Pay loans. Related credit losses are reported separately with the Pick-a-Pay portfolio. CLTV of greater than 90% at quarter-end based predominantly on estimated home values from automated valuation models updated through March 2009. Loss rates for the core portfolio reflect fourth quarter 2008 results for Wachovia which are not included in Wells Fargo reported results.

Auto portfolio Core portfolio outstandings up 3% QoQ reflecting market share gains at higher pricing New originations are higher credit quality (lower LTV and Payment-to-Income) Decline in core net charge-offs reflects lower severity, relatively stable default frequency trends and seasonality benefits Manheim used car index up 8% YTD Liquidating Wells Fargo Financial indirect auto outstandings down 11% or $2.0 billion QoQ driven by paydowns Excludes SOP 03-3 impaired loans. Reflects 4Q08 performance at legacy Wachovia and is being furnished for comparability purposes.

Credit card portfolio $22.8 billion credit card outstandings represent less than 3% of total loans Outstandings down 3% QoQ due to seasonality and lower consumer spending $15.7 billion Community Banking portfolio is retail-originated and relationship-based 10.13% net charge-offs reflect economic environment Net charge-offs and charge-off ratios represent legacy Wells Fargo results.

Commercial loan portfolio Non-impaired loan portfolios C&I Loans down 5% largely reflecting seasonally lower line utilization and borrowers' efforts to deleverage as well as movement into the bond markets NPLs up $478 million though NPLs to loans remain relatively low at 0.86% Net charge-off ratio of 0.51% remains low and reflects high quality of portfolio that is largely middle-market and relationship-focused Commercial Real Estate Loans relatively stable QoQ Very low loss rate of 0.39% reflects historically strong underwriting discipline Business Direct (2) Charge-offs up $101 million QoQ but nonaccrual loans relatively flat QoQ reflecting customer management efforts (1) Net charge-offs and charge-off ratios represent legacy Wells Fargo results. (2) Business Direct, not reflected in the C&I and CRE portfolios in the table, primarily offers unsecured lines of credit and credit cards under $100,000 to businesses with sales generally less than $2 million and also includes $1.5 billion in commercial real estate averaging less than $200,000.